Exhibit 99.1

OTI Reports Third Quarter 2017 Financial Results

ROSH PINNA, ISRAEL November 8, 2017 — On Track Innovations Ltd. (OTI) (NASDAQ: OTIV), a global provider of near field communication (NFC) and cashless payment solutions, reported financial results for the third quarter ended September 30, 2017.

Q3 2017 Operational Highlights

●	First major delivery to 365 Retail Markets, our strategic MicroMarket partner in the U.S.
●	Received second batch purchase order of 2,000 cashless payment systems from the Japanese market
●	Received multiple purchase orders totaling 7,000 OTI advanced contactless readers in the ATM global market
●	Received a sizable purchase order for a rollout of our EasyFuelPlus solution in the Indian market

Financial Details

●	Revenues for the third quarter were $4.7 million, a decrease of 17% from Q3 last year. For the first 9 months of 2017 our revenues increased by 4% to $15.6 million from $15.0 million in the same year ago period
●	Gross margin increased to 53% of revenue compared to 50% of revenue last quarter
●	Operating expenses decreased 12% to $2.9 million from $3.3 million in the prior quarter
●	Net income totaled $868,000 compared to net loss of $67,000 in the same year ago period

Management Commentary - Shlomi Cohen (OTI CEO)

“The third quarter of 2017 marks a significant milestone in our plan to bring OTI to its full potential. Third quarter revenues were $4.7 million. This reflects the quarter to quarter lumpiness as we shift our customer base to purchasers of complete solutions. With this shift, we continue to grow the portion of our sales that derive from recurring revenues and to increase our gross margin.”

“A major area of growth is in the ATM vertical, where we continue to increase sales and deployments and expect to reach an installment base of over 10,000 OTI advanced contactless readers in the ATM market globally by the end of 2017. This marks a significant landmark as we complete development and enhancement of our ATM-specific reader product and we expect to see a ramp-up in ATM orders over the years to come.”

“We are similarly optimistic about petroleum product sales through our PetroSmart subsidiary. As a result of long terms efforts, we expect to see PetroSmart enter new strategic markets in the coming quarters and complete deliveries to new customers and markets.”

“We can see the results of our hard work in our new verticals and markets as we look into our order pipeline for the year to come and continue to believe that we will be able to present a positive adjusted EBITDA in 2017.”

Conference Call

OTI will hold a conference call on Wednesday, November 8th at 9:00 AM EST to discuss results for the third quarter of 2017.

OTI CEO Shlomi Cohen and CFO Yishay Curelaru will host the presentation, followed by a question and answer period.

Date: Wednesday, November 8, 2017

Time: 9:00 AM Eastern Standard Time (EDT)

Toll-Free Dial-In Number: 1-877-870-4263

International Dial-In Number: 1-412-317-0790

Conference Title: On Track Innovations Ltd. Q3 Earnings Conference Call

The conference call will be broadcast simultaneously and available for replay here and via the investor relations section of the company’s website.

Please call the conference telephone number five minutes before the start time and request to be joined to the “On Track Innovations Ltd. Q3 Earnings Conference Call”.

Use of Non-GAAP Financial Information

This press release contains certain non-GAAP measures, namely, adjusted EBITDA from continuing operations, or adjusted earnings from continuing operations before interest, income tax, depreciation, and amortization. Adjusted EBITDA from continuing operations represents earnings before interest or financing expenses, income tax, depreciation and amortization, and further eliminates the effect of stock-based compensation expense. OTI believes that adjusted EBITDA from continuing operations should be considered in evaluating the company’s operations since it provides a useful indication of OTI’s operating results. This measure should be considered in addition to results prepared in accordance with U.S. GAAP, but should not be considered a substitute for the U.S. GAAP results. The non-GAAP measures included in this press release have been reconciled to the U.S. GAP results in the tables below.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions, we are making forward-looking statements. For example, we are using forward-looking statements when we discuss our expectations regarding our potential, growth, profitability or increasing our sales or margins, new pipeline, opportunities and orders, new customers and markets and a positive adjusted EBITDA in 2017. Because such statements deal with future events and are based on OTI’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of OTI could differ materially from those described in or implied by the statements in this press release. Forward-looking statements could be impacted by the effects of the protracted evaluation and validation periods in the U.S. and other markets for contactless payment cards, or new and existing products and our ability to execute production on orders, as well as other risks and uncertainties, including those discussed in the “Risk Factors” section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2016, and in subsequent filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. Except as otherwise required by law, OTI disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

2

ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share data)

	September 30,	December 31,
	2017	2016
Assets

Current assets
Cash and cash equivalents	$6,000	$5,952
Short-term investments	2,667	5,585
Trade receivables (net of allowance for doubtful accounts of $638 and $720 as of September 30, 2017 and December 31, 2016, respectively)	5,470	5,620
Other receivables and prepaid expenses	3,963	1,638
Inventories	3,818	3,069

Total current assets	21,918	21,864

Long-term restricted deposit for employees benefit	494	453

Severance pay deposits	353	322

Property, plant and equipment, net	5,824	5,788

Intangible assets, net	337	278

Total Assets	$28,926	$28,705

3

ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share data)

	September 30,	December 31,
	2017	2016
Liabilities and Equity

Current Liabilities
Short-term bank credit and current maturities of long-term bank loans	$4,389	$4,369
Trade payables	6,898	6,957
Other current liabilities	2,482	2,822

Total current liabilities	13,769	14,148

Long-Term Liabilities
Long-term loans, net of current maturities	889	1,215
Accrued severance pay	914	811
Deferred tax liability	477	373
Total long-term liabilities	2,280	2,399

Total Liabilities	16,049	16,547

Commitments and Contingencies

Equity
Shareholders' Equity
Ordinary shares of NIS 0.1 par value: Authorized – 50,000,000 shares as of September 30, 2017, and December 31, 2016; issued: 42,313,077 and 42,243,075 shares as of September 30, 2017, and December 31, 2016, respectively; outstanding: 41,134,378 and 41,064,376 shares as of September 30, 2017 and December 31, 2016, respectively	1,063	1,061
Additional paid-in capital	224,676	224,415
Treasury shares at cost - 1,178,699 shares as of September 30, 2017 and December 31, 2016	(2,000)	(2,000)
Accumulated other comprehensive loss	(876)	(1,236)
Accumulated deficit	(209,986)	(210,082)
Total Equity	12,877	12,158

Total Liabilities and Equity	$28,926	$28,705

4

ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except share and per share data)

	Three months ended September 30,			Nine months ended September 30,
	2017	2016		2017	2016

Revenues
Sales	$3,445		$3,463	$11,871	$10,409
Licensing and transaction fees	1,225		2,133	3,765	4,569

Total revenues	4,670		5,596	15,636	14,978

Cost of revenues
Cost of sales	2,192		2,557	7,468	7,167
Total cost of revenues	2,192		2,557	7,468	7,167

Gross profit	2,478		3,039	8,168	7,811
Operating expenses
Research and development	823		604	2,414	2,072
Selling and marketing	1,332		1,300	4,166	3,974
General and administrative	758		787	2,553	2,613
Other expenses	-		83	-	83

Total operating expenses	2,913		2,774	9,133	8,742

Operating (loss) income from continuing operations	(435)		265	(965)	(931)
Financial expenses, net	(126)		(30)	(236)	(185)

Profit (loss) from continuing operations before taxes on income	(561)		235	(1,201)	(1,116)
Income tax	(12)		(28)	(68)	(60)

Net (loss) income from continuing operations	(573)		207	(1,269)	(1,176)
Net income (loss) from discontinued operations	1,441		(279)	1,365	1,525

Net income (loss)	868		(72)	96	349

Net loss attributable to noncontrolling interest	-		5	-	32
Net income (loss) attributable to shareholders	$868		$(67)	$96	$381

Basic and diluted net gain (loss) attributable to shareholders per ordinary share
From continuing operations	(0.01)		0.01	(0.03)	(0.03)
From discontinued operations	0.03		(0.01)	0.03	0.04

	$0.02	$	(* )	(* )	$0.01

Weighted average number of ordinary shares used in computing basic net (loss) income per ordinary share	41,122,965		40,914,258	41,099,603	40,895,268

Weighted average number of ordinary shares used in computing diluted net (loss) income per ordinary share	41,122,965		41,667,258	41,099,603	40,895,268

(*) Less than $0.01 per ordinary share.

5

ON TRACK INNOVATIONS LTD.

INTERIM UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENT

The following tables reflect selected On Track Innovations Ltd. non-GAAP results reconciled to GAAP results:

(In thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net Income (Loss)	868	$(72)	$96	$349

Net (income) loss from discontinued operations	(1,441)	279	(1,365)	(1,525)
Financial expenses, net	126	30	236	185
Depreciation	295	293	878	911
Taxes on income	12	28	68	60
Total EBITDA FROM CONTINUING OPERATIONS	$(140)	$558	$(87)	$(20)

Other expenses	-	83	-	83
Stock-based compensation	66	69	240	174
Total adjusted EBITDA FROM CONTINUING OPERATIONS	$(74)	$710	$153	$237

6

ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW

(In thousands, except share and per share data)

	Nine months ended September 30,
	2017	2016
Cash flows from continuing operating activities
Net loss from continuing operations	$(1,269)	$(1,176)
Adjustments required to reconcile net loss to net cash used in continuing operating activities:
Stock-based compensation related to options and shares issued to employees and others	238	174
Depreciation	878	911
Deferred tax, net	37	60
(Gain) loss on sale of property and equipment	(9)	83
Accrued interest and linkage differences, net	(41)	19

Changes in operating assets and liabilities:
Accrued severance pay, net	72	(152)
Decrease (increase) in trade receivables, net	187	(1,376)
(Increase) in other receivables and prepaid expenses	(435)	(16)
(Increase) decrease in inventories	(710)	246
(Decrease) increase in trade payables	(611)	1,024
(Decrease) in other current liabilities	(777)	(408)
Net cash used in continuing operating activities	(2,440)	(611)

Cash flows from continuing investing activities

Purchase of property and equipment	(160)	(185)
Proceeds from sale of property and equipment	14	1,779
Change in short-term investments, net	2,917	(502)
Investment in capitalized product costs	(185)	(139)
Proceeds from restricted deposit for employees benefit	44	142
Net cash provided by continuing investing activities	2,630	1,095

Cash flows from continuing financing activities
(Decrease) increase in short-term bank credit, net	(72)	287
Proceeds from long-term bank loans	-	27
Repayment of long-term bank loans	(469)	(1,368)
Proceeds from exercise of options and warrants	25	37
Net cash used in continuing financing activities	(516)	(1,017)

Cash flows from discontinued operations
Net cash used in discontinued operating activities	(86)	(183)
Net cash provided by discontinued investing activities	-	2,152

Total net cash (used in) provided by discontinued operations	(86)	1,969

Effect of exchange rate changes on cash and cash equivalents	460	51

Increase in cash and cash equivalents	48	1,487
Cash and cash equivalents at the beginning of the period	5,952	5,450

Cash and cash equivalents at the end of the period	6,000	$6,937

7